Exhibit 99.1

NEWS


Contacts:

Jeremy T. Price                                        Sharon Karlsberg
Manager, Investor Relations                            Vice President
BioMarin Pharmaceutical Inc.                           Feinstein Kean Healthcare
(415) 884-6777                                         (617) 577-8110
jprice@biomarinpharm.com                               skarlsberg@fkhealth.com

For Immediate Release:

          BioMarin Announces First Quarter 2002 Financial Results

         Conference Call and Webcast to be Held Today at 4:15 PM ET (2215 CET)

Novato, CA, May 7th, 2002 - BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) today announced financial results for its first quarter ended March 31, 2002. The net loss was $26.6 million ($0.51 per share) in the first quarter of 2002 compared to $9.7 million ($0.26 per share) for the first quarter of 2001. BioMarin had $114.8 million in cash, cash equivalents and short-term investments as of March 31, 2002.

The net loss in the first quarter of 2002 was primarily due to the continued advancement of the Company's lead product development programs as well as a non-routine charge of approximately $11.2 million as an in-process research and development expense for the costs related to the acquisition of Synapse Technologies Inc. This amount includes the purchase price (a non-cash charge of $10.2 million) and the expenses associated with the transaction ($1.0 million).

Recent Achievements

Fredric D. Price, BioMarin's Chairman and Chief Executive Officer, commented, "During the first four months of 2002, we made significant progress in all of our clinical development programs. I am pleased to highlight the following recent achievements and upcoming events:"

o On April 12, BioMarin and Genzyme filed the first portion of a `rolling' Biologics License Application (BLA) with the U.S. Food and Drug Administration (FDA) for approval to market Aldurazyme(TM). Aldurazyme is an investigational enzyme replacement therapy for patients with mucopolysaccharidosis I (MPS I), a life-threatening genetic disease.

o On March 29, BioMarin began dosing patients in a Phase 2 clinical trial of Aryplase(TM), an investigational enzyme replacement therapy for the treatment of MPS VI, another life-threatening genetic disease.

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o        On March 21, BioMarin acquired Synapse Technologies Inc. for a purchase price of approximately $10.2 million payable in 885,240 shares of its common stock. BioMarin may also be required to make future contingent payments in either cash or BioMarin stock of up to approximately $6.0 million.

o On March 1, BioMarin and Genzyme submitted a Marketing Authorization Application (MAA) to the European Agency for the Evaluation of Medicinal Products (EMEA) for approval to market Aldurazyme in the European Union. The Agency has accepted the MAA and validated that it is complete and ready for scientific review.

o On February 25, BioMarin announced that the Company's catalog business (Glyko, Inc.) is being discontinued, and certain operating assets may be offered for sale. Consequently, the financial results of Glyko are being accounted for as a discontinued business. As a result, all of BioMarin's resources are now focused exclusively on the development of its novel therapeutic programs.

Upcoming Events

o BioMarin and Glyko Biomedical Ltd. (a separate entity and unrelated to Glyko, Inc.) will vote at their respective annual shareholder meetings on BioMarin's planned acquisition of all the outstanding shares of Glyko Biomedical Ltd. Glyko Biomedical's principal asset is a 21% ownership interest in the capital stock of BioMarin. While both annual meetings were originally scheduled to be held by the end of May, the need for postponement has arisen following notice that, as part of its routine procedures, the United States Securities and Exchange Commission (SEC) has selected for review the joint proxy circular prepared by BioMarin and Glyko Biomedical. The joint proxy circular will ultimately be delivered to shareholders of both companies in connection with meetings to be held to approve the transaction. Although implementation will be delayed, the companies remain committed to completing the transaction in accordance with the terms of the definitive agreement for the transaction executed by the parties. BioMarin and Glyko Biomedical will provide guidance as to the new annual meeting dates as soon as possible.

o During the 7th International Symposium on Mucopolysaccharide and Related Diseases and 3rd Scientific Lysosomal Storage Disorders Congress from June 20 to June 23 in Paris, investigators will present detailed results from the six-month, double-blind, placebo-controlled Phase 3 clinical trial of Aldurazyme.

o In the third quarter of this year, BioMarin and Genzyme plan to complete the Aldurazyme `rolling' BLA filing. The BLA will include six months of data from the ongoing open-label Phase 3 extension study in addition to the six-month data from the placebo-controlled portion of the Phase 3 trial. Following discussions with the FDA, BioMarin and Genzyme believe that including longer-term clinical results from the extension study will provide additional evidence in support of Aldurazyme's approval in the United States. BioMarin and Genzyme anticipate responses from the FDA and the EMEA regarding the applications to market Aldurazyme in the United States and Europe during the first half of 2003.

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o        BioMarin plans to initiate the first of two Phase 3 clinical trials of
         NeutralaseTM for the reversal of heparin following Coronary Artery Bypass Graft (CABG) surgery during the second half of this year.

BioMarin will host a conference call and webcast to discuss first quarter financial results today at 4:15 PM ET (2215 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

Date: May 7th, 2002
Time: 4:15 PM ET (2215 CET)
U.S. & Canada Toll-free Dial in #: 1-888-224-3260
International Dial in #: 1-973-317-5319
Replay Toll-free Dial in #: 1-800-428-6051
Replay International Dial in #: 1-973-709-2089
Replay Code #: 241367

BioMarin  specializes in the  development and  commercialization  of therapeutic
enzyme   products  to  treat  serious,   life-threatening   diseases  and  other
conditions.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including the following potential future products: Aldurazyme for the treatment of MPS I, Neutralase for the reversal of anticoagulants, and Aryplase for the treatment of MPS VI. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the progress of BioMarin's product programs, the actual results of the current and planned clinical trials, actions of regulatory authorities, including actions related to the Biologics License Application and the Marketing Authorization Application, the closing of the planned acquisition of Glyko Biomedical Ltd., availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme is a trademark of BioMarin/Genzyme LLC. All rights reserved.

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                       BioMarin Pharmaceutical Inc.
                       Consolidated Balance Sheets

                              ($ Thousands)


                                                                           March 31,                   December 31,
                                                                              2002                         2001
                                                                   ---------------------------   --------------------------
Assets                                                                    (unaudited)
Current assets:
   Cash and cash equivalents                                                         $ 18,202                     $ 12,528
   Short-term investments                                                              96,596                      118,569
   Due from BioMarin/Genzyme LLC                                                        5,888                        3,096
   Current assets of discontinued operations of Glyko, Inc.                               852                          668
   Note receivable from officer                                                           301                            -
   Other current assets                                                                 1,587                        1,922
                                                                   ---------------------------   --------------------------
                                                                   ---------------------------   --------------------------
     Total current assets                                                             123,426                      136,783
                                                                   ---------------------------   --------------------------
                                                                   ---------------------------   --------------------------

Property, plant and equipment, net                                                     33,059                       32,560
Investment in BioMarin/Genzyme LLC                                                      (512)                        1,145
Note receivable from officer                                                              899                          889
Deposits                                                                                  434                          434
                                                                   ---------------------------   --------------------------
     Total assets                                                                   $ 157,306                    $ 171,811
                                                                   ===========================   ==========================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                                   $ 3,188                      $ 4,284
   Accrued liabilities                                                                  4,375                        2,198
   Current liabilities of discontinued ops. of Glyko, Inc.                                154                          229
   Current portion of capital lease obligations                                           193                           66
   Short-term portion of notes payable                                                  1,525                        1,525
                                                                   ---------------------------   --------------------------
                                                                   ---------------------------   --------------------------
     Total current liabilities                                                          9,435                        8,302
                                                                   ---------------------------   --------------------------
                                                                   ---------------------------   --------------------------

   Long-term portion of notes payable                                                   3,421                        3,864
   Long-term portion of capital lease obligations                                          82                           97
                                                                   ---------------------------   --------------------------
                                                                   ---------------------------   --------------------------
     Total liabilities                                                                 12,938                       12,263
                                                                   ---------------------------   --------------------------

Stockholders' equity:
   Common stock                                                                            52                           52
   Additional paid in capital                                                         316,470                      305,230
   Warrants                                                                             5,219                        5,134
   Deferred compensation                                                                (490)                        (699)
   Notes receivable from stockholders                                                 (2,087)                      (2,037)
   Foreign currency translation adjustment                                               (74)                         (13)
   Deficit accumulated during development stage                                     (174,722)                    (148,119)
                                                                   ---------------------------   --------------------------
     Total stockholders' equity                                                       144,368                      159,548
                                                                   ---------------------------   --------------------------
     Total liabilities and stockholders' equity                                     $ 157,306                    $ 171,811
                                                                   ===========================   ==========================


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                 BioMarin Pharmaceutical Inc. and Subsidiaries
                      Consolidated Statements of Operations

                       ($ Thousands, except per share data)




                                                                         Three Months Ended March 31,
                                                      --------------------------------------------------------------------
                                                                  2002                                 2001
                                                      ------------------------------     ---------------------------------
                                                              (unaudited)
Revenues:
     BioMarin/Genzyme LLC                                                   $ 3,792                              $  2,691
                                                      ------------------------------     ---------------------------------
          Total revenues                                                      3,792                                 2,691
                                                      ------------------------------     ---------------------------------
                                                      ------------------------------     ---------------------------------

Operating Costs and Expenses:
     Research and development                                                13,218                                 9,149
     General and administrative                                               3,926                                 1,965
     In-process research and development                                     11,223                                     -
                                                      ------------------------------     ---------------------------------
          Total operating costs and expenses                                 28,367                                11,114
                                                      ------------------------------     ---------------------------------

Loss from operations                                                       (24,575)                               (8,423)

Interest income                                                                 380                                   454
Interest expense                                                               (91)                                   (2)
Equity in loss from BioMarin/Genzyme LLC                                    (2,298)                               (1,108)
                                                      ------------------------------     ---------------------------------

Net loss from continuing operations                                        (26,584)                                (9,079)

Income (Loss) from discontinued operations                                      122                                  (617)

Loss from disposal of discontinued operations                                 (141)                                     -
                                                      ------------------------------     ---------------------------------
                                                      ------------------------------     ---------------------------------
     Net loss                                                        $     (26,603)                        $       (9,696)
                                                      ==============================     =================================


Net loss per share, basic and diluted:
     Loss from continuing operations
                                                                     $       (0.51)                        $        (0.24)
                                                      ==============================     =================================
                                                      ==============================     =================================
     Income (Loss) from discontinued operations
                                                                     $       (0.00)                        $        (0.02)
                                                      ==============================     =================================
                                                      ==============================     =================================
     Loss on disposal of discontinued operations
                                                                     $       (0.00)                        $        (0.00)
                                                      ==============================     =================================
                                                      ==============================     =================================
     Net loss
                                                                     $       (0.51)                        $        (0.26)
                                                      ==============================     =================================
                                                      ==============================     =================================

Weighted average common shares outstanding                                   52,535                                37,052
                                                      ==============================     =================================
                                                      ==============================     =================================


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